As filed with the Securities and Exchange Commission on May 23, 2003

Registration No. 333-___________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CIPHERGEN BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware		33-059-5156
(State or other jurisdiction of		(I.R.S. Employer
incorporation or organization)		Identification No.)

6611 Dumbarton Circle
Fremont, CA 94555
(510) 505-2100
(Address, including zip code, of registrant’s Principal Executive Offices)

2000 STOCK PLAN

2000 EMPLOYEE STOCK PURCHASE PLAN

(Full titles of the Plans)

William E. Rich

President and Chief Executive Officer

Ciphergen Biosystems, Inc.

6611 Dumbarton Circle

Fremont, CA 94555

(510) 505-2100

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Michael J. O’Donnell

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2000 Stock Plan Common Stock, $0.001 par value	1,100,000	$5.67 (1)	$6,237,000 (1)	$505
2000 Employee Stock Purchase Plan Common Stock, $0.001 par value (currently outstanding options)	250,000	$4.82 (2)	$1,204,875 (2)	$97
Total	1,350,000	$_____	$7,441,875	$602

(1)          Calculated in accordance with Rule 457(h) and (c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.  The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on May 20, 2003, equal to $5.67 per share.

(2)          Calculated in accordance with Rule 457(h) and (c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.  The computation is based upon 85% of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on May 20, 2003, equal to $4.82 per share.  Pursuant to the 2000 Employee Stock Purchase Plan, which Plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

CIPHERGEN BIOSYSTEMS, INC.

REGISTRATION STATEMENT ON FORM S-8

EXPLANATORY NOTE

The contents of the Registration Statement No. 333-53530 on Form S-8 as filed with the Securities and Exchange Commission (the “Commission”) on January 11, 2001 are hereby incorporated herein by reference to the extent not replaced hereby.

        The purpose of this Form S-8 is to register the following:

(i)                                     An additional 1,100,000 shares of Common Stock of Ciphergen Biosystems, Inc. (the “Registrant”) that are available for issuance under the 2000 Stock Plan, as amended (the “Plan”), to reflect an additional 1,100,000 shares authorized for issuance under the Plan by the Registrant’s Board of Directors.

(ii)                                  An additional 250,000 shares of Common Stock of the Registrant that are available for issuance under the 2000 Employee Stock Purchase Plan, as amended (“ESPP”), to reflect an additional 250,000 shares authorized for issuance under the ESPP by the Registrant’s Board of Directors.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.            Information Incorporated by Reference.

The following documents and information previously filed with the Securities and Exchange Commission are incorporated herein by reference:

(a)                The Registrant’s Annual Report filed on Form 10-K for the fiscal year ended December 31, 2002.

(b)               The Registrant’s Current Report filed on Form 8-K on May 12, 2003.

(c)                The Registrant’s Quarterly Report filed on Form 10-Q for the quarterly period ended March 31, 2003.

(d)               The description of the Common Stock of the Registrant that is contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on September 22, 2000.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 8.            Exhibits.

The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into this Registration Statement.  (See Exhibit Index below).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fremont, State of California on May 23, 2003.

CIPHERGEN BIOSYSTEMS, INC.

By:	/s/ WILLIAM E. RICH
William E. Rich, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Rich and Matthew J. Hogan, jointly and severally, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ WILLIAM E. RICH	Director, President and Chief Executive Officer	May 23, 2003
William E. Rich	(Principal Executive Officer)

/s/ MATTHEW J. HOGAN	Vice President and Chief Financial Officer	May 23, 2003
Matthew J. Hogan	(Principal Financial Officer)

/s/ DANIEL M. CASERZA	Corporate Controller	May 23, 2003
Daniel M. Caserza	(Principal Accounting Officer)

/s/ JOHN A. YOUNG	Chairman of Board	May 23, 2003
John A. Young

/s/ MICHAEL J. CALLAGHAN	Director	May 23, 2003
Michael J. Callaghan

/s/ RAJEN DALAL	Director	May 23, 2003
Rajen Dalal

/s/ JAMES L. RATHMANN	Director	May 23, 2003
James L. Rathmann

/s/ WENDELL WIERENGA	Director	May 23, 2003
Wendell Wierenga

INDEX TO EXHIBITS

Exhibit Number	Exhibit Document
4.1	2000 Stock Plan (incorporated by reference to Exhibit 10.5 of the Registrant’s Form S-1, File No. 333-32812)
4.2	2000 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.6 of the Registrant’s Form S-1, File No. 333-32812)
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)
23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants
24.1	Power of Attorney (see page II-4)